UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2015

FIRST CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-25023	35-2056949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:   (812) 738-2198

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective immediately prior to the annual meeting of shareholders of First Capital, Inc. (the “Company”) held on May 27, 2015, Dennis L. Huber retired from the Board of Directors of the Company.  Mr. Huber’s retirement from the Board of Directors of the Company was in accordance with the Company’s Fifth Amended and Restated Bylaws (the “Bylaws”), which impose a mandatory director retirement age of 75.  Mr. Huber’s term as a Class 3 director was set to end at the 2017 annual meeting of shareholders.

The Board of Directors determined not to fill the vacancy created by Mr. Huber’s retirement and to reduce the number of Class 3 directors from four to three and the size of the Board of Directors from thirteen to twelve members, in accordance with the Company’s Bylaws, effective on Mr. Huber’s retirement on May 27, 2015.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Company held an annual meeting of shareholders on May 27, 2015.  The final results of each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.             The following individuals were elected as directors of the Company, to serve for three year terms or until their successors are elected and qualified, by the following vote:

NAME	FOR	WITHHELD	BROKER NON-VOTES
Kathryn W. Ernstberger	1,393,270	27,775	744,433
William I. Orwick, Sr.	1,361,186	59,859	744,433
Kenneth R. Saulman	1,313,897	107,148	744,433
Carolyn E. Wallace	1,379,435	41,610	744,433

2.             The appointment of Monroe Shine & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
2,150,729	10,951	3,798	-0-

3.             An advisory vote taken on the resolution to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement was approved by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,249,606	92,247	79,192	744,433

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Dated: May 29, 2015	By:	/s/ M. CHRIS FREDERICK
M. Chris Frederick
Executive Vice President and Chief Financial Officer